Exhibit 10.6

                                 First Amendment
                                       to
                              Employment Agreement

     This First Amendment to Employment Agreement is made as of June 1, 2002, and is by and between Vista Exploration Corporation., a Colorado corporation ("Employer"), and Charles A. Ross, Sr., a resident of the State of Kansas ("Employee"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Section 2 of the Employment Agreement between Employer and Employee dated as of April 1, 2002 (the "Agreement"), shall be amended and restated, effective as of April 1, 2002, as follows:

     Professional Efforts. Employee shall devote such professional time and attention to the performance of his obligations under this Agreement as are reasonably required by Employer, and shall at all times perform all of his obligations hereunder to the best of his ability, experience and talent.

     2. Section 4 of the Agreement shall be amended and restated, effective as of April 1, 2002, as follows:

     Compensation. In consideration for his services, Employer shall pay Employee a base salary at the rate of Thirty Thousand Dollars ($30,000) per annum. Employee's salary hereunder shall be payable in bi-monthly installments, or on such other payment schedule as is used to pay similarly situated employees of Employer. Employee shall be eligible for annual increases in base salary as determined by the Board of Directors of Employer in its sole discretion based upon Employee's performance and the financial performance of Employer. Employee agrees to defer the receipt of his salary for a period of (i) up to six (6) months; (ii) the Employer has received an additional Two Hundred Thousand Dollars ($200,000) in debt or equity capital infusion; (iii) the Employer starts receiving revenue from operations; or (iv) there is a change of control requiring an 8-K filing, whichever first occurs.

     3. Except as expressly set forth in this First Amendment, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

EMPLOYEE:

/s/ Charles A. Ross, Sr.
-------------------------
Charles A. Ross, Sr.


EMPLOYER:

Vista Exploration Corporation

/s/ Charles A. Ross, Sr.
------------------------
By: Charles A. Ross, President